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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Così, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

April 15, 2011

Dear Fellow Stockholders:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Così, Inc. ("Così", the "Company", "we", "us" or "our") to be held on Tuesday, May 17, 2011, commencing at 8:00 a.m. Central Time, at the Company's Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015.

        At the Annual Meeting, you will be asked (i) to consider and vote upon the election of one director, and (ii) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm. Each of these proposals is more fully described in the Notice of Annual Meeting and Proxy Statement that follows.

        We hope that you will find it convenient to attend the Annual Meeting in person. Whether or not you expect to attend personally, please vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person. You may obtain directions to the location by contacting Investor Relations at (847) 597- 8800.

        A copy of the Company's Annual Report to Stockholders, which includes a copy of the Company's Form 10-K for the fiscal year ended December 27, 2010, is being provided to each of the Company's stockholders with this Proxy Statement. Additional copies may be obtained by writing to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention: Investor Relations.

        YOUR VOTE IS VERY IMPORTANT.    Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure that your shares will be represented. If you attend the meeting personally, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

        On behalf of the directors, officers and employees of Così, we would like to express the Company's appreciation for your continued support.

Mark Demilio	James Hyatt
Chairman of the Board	President and Chief Executive Officer

COSÌ, INC.

1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2011

Dear Stockholders:

        The 2011 Annual Meeting of Stockholders of Così, Inc., a Delaware corporation ("Così", the "Company", "we", "us" or "our"), will be held at 8:00 a.m. Central Time on Tuesday, May 17, 2011, at the Company's Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015. The items of business to be transacted at the Annual Meeting are:

  1.
  To elect one director to serve for a three-year term expiring at the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

  2.
  To consider and ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2012; and

  3.
  To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

        The Board of Directors recommends that you vote FOR the nominee for director, and FOR the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm.

        The Board of Directors has fixed the close of business on March 28, 2011 as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,
William E. Koziel Secretary

Dated:  April 15, 2011
              Deerfield, Illinois

        YOUR VOTE IS VERY IMPORTANT.    Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure that your shares will be represented. If you attend the meeting personally, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 17, 2011

SOLICITATION OF PROXIES

        This Proxy Statement is furnished to you by the Board of Directors of Così, Inc., a Delaware corporation ("Così", the "Company", "we", "us", or "our"), in connection with the solicitation of proxies to be voted at our 2011 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting (the "Annual Meeting"). Our Annual Meeting will be held at 8:00 a.m. Central Time on May 17, 2011, at the Company's Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. You may obtain directions to the location by contacting Investor Relations at (847) 597- 8800. Whether or not you expect to attend, please vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person. This Notice of Annual Meeting, Proxy Statement, Proxy Card and the accompanying Così, Inc. 2010 Annual Report, which includes the Annual Report on Form 10-K, are being mailed to our stockholders on or about April 15, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011.

This Proxy Statement, the Notice of Annual Meeting of Stockholders
and Our Annual Report to Stockholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=131610&p=irol-IRHOME

        In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of the proposal or against it, or they may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

        If no direction is given on a proxy with respect to a proposal, the proxy will be voted "FOR" the slate of directors described below under "ELECTION OF DIRECTORS", and "FOR" the ratification of BDO USA, LLP as the independent registered public accounting firm of the Company for the current year. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

        A stockholder who has given a proxy may revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of Così, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

 VOTING SECURITIES

        The Board of Directors has fixed the close of business on March 28, 2011 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. Holders of record of the Company's common stock as of the close of business on March 28, 2011 will be entitled to one vote for each share held. On March 28, 2011, there were 51,780,891 shares of the Company's common stock, par value $0.01 per share, outstanding, all of which are entitled to vote with respect to all matters acted upon at the Annual Meeting.

        A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the votes cast by stockholders who are entitled to vote and are present in person or represented by proxy at the meeting is required for the ratification of BDO USA, LLP, as the Company's independent registered public accounting firm.

        Abstentions with respect to the proposal related to the election of directors will be counted as present for purposes of determining a quorum but will have no effect on the election of directors. Abstentions with respect to the ratification of BDO USA, LLP, as the Company's independent registered public accounting firm will be counted as present for purposes of determining a quorum and will have the same effect as a vote against such matter.

        If you are a beneficial owner whose shares are held in an account by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a "broker non-vote". In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. The practical effect of a broker non-vote will be the reduction of the total number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated, since the broker non-votes will not be deemed to be entitled to vote on that proposal.

        Brokers will not have discretionary voting power to vote on the election of directors. Brokers will have discretionary voting power to vote on the ratification of BDO USA, LLP, as the Company's independent registered public accounting firm. A broker non-vote on any matter for which the vote required is a plurality or a majority of the votes cast, as in the case of the election of Directors and the ratification of BDO USA, LLP, will not affect the outcome of such vote.

        If your shares are registered in your name with the Company's transfer agent, American Stock Transfer and Trust Company, then you are the "shareholder of record" of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by Così. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet if available.

        As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our Proxy Statement. This is known as householding.

        We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention: Investor Relations.

        Stockholders of record residing at the same address and currently receiving multiple copies of this Proxy Statement may contact our Corporate Secretary to request that only a single copy of our Proxy Statement be mailed in the future.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        As of March 28, 2011, the following are the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding shares of common stock.

Beneficial Owners of More Than 5% Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Beneficially Owned(1)
Ronald J. Juvonen c/o Downtown Associates, L.L.C. 674 Unionville Road, Suite 105 Kennett Square, Pennsylvania 19348	7,064,227	(2)	13.6%
Greek Investments, Inc. Harbour House Queen Street Grand Turk Turks and Caicos Islands	5,054,714	(3)	9.8%
Daniel O'Byrne, Vice President Royce & Associates, L.L.C. 745 Fifth Avenue New York, New York 10151	4,975,812	(4)	9.6%
ZAM Equities, L.P. c/o Morton Holdings, Inc. 283 Greenwich Avenue Greenwich, Connecticut 06830	4,619,064	(5)	8.9%

(1)
Ownership percentages are based on 51,780,891 shares of common stock outstanding as of March 28, 2011. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before May 27, 2011.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011 by Ronald Juvonen, c/o Downtown Associates, L.L.C. According to the Schedule 13G/A, 7,064,227 shares or 13.6% of the total shares outstanding of the Company's common stock are held by Downtown Associates I, L.P. and Downtown Associates II, L.P (collectively, the "Downtown Funds"), of which Downtown Associates, L.L.C. is the General Partner. Mr. Juvonen, as the Managing Member of the General Partner, has sole power to vote and direct the disposition of the shares held by Downtown Funds. Thus, Mr. Juvonen is deemed to beneficially own 7,064,227 shares or 13.6% of the total shares outstanding of the Company's common stock.

(3)
This information is based on a Schedule 13G filed with the SEC on February 15, 2011, by Greek Investments, Inc. ("Greek Investments"), a corporation organized in the Turks and Caicos Islands, Jorge Constantino ("J Constantino"), and Panavotis Constantino ("P Constantino"). According to the Schedule 13G, Greek Investments, J Constantino and P Constantino, collectively, beneficially own and have shared voting and shared dispositive power over 5,054,714 shares or 9.8% of the total shares outstanding of the Company's common stock.

(4)
This information is based on a Schedule 13G/A filed with the SEC on January 12, 2011, by Royce & Associates, L.L.C., a registered investment advisor. According to the Schedule 13G/A, Royce & Associates, L.L.C. beneficially owns and has sole voting and sole dispositive power over 4,975,812 shares or 9.6% of the total shares outstanding of the Company's common stock, and various funds managed by Royce & Associates, L.L.C. have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of the shares. The interest of one account, Royce Value Plus Fund, a registered investment company managed by Royce & Associates, L.L.C., amounted to 4,975,812 shares or 9.6% of the total shares outstanding of the Company's common stock.

(5)
This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011, by ZAM Equities, L.P. ("ZAM Equities"), a Delaware limited partnership, Morton Holdings, Inc. ("Morton Holdings"), a Delaware corporation, and Philip B. Korsant ("Korsant"). According to the Schedule 13G/A, ZAM Equities, Morton Holdings, and Korsant, collectively, beneficially own and have shared voting and shared dispositive power over 4,619,064 shares or 8.9%, and Morton Holdings, as the general partner of ZAM Equities, and Korsant, as the sole shareholder of Morton Holdings, may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in the name of ZAM Equities.

        The determination that there were no other persons, entities, or groups known to the Company to beneficially own more than 5% of the Company's common stock was based on a review of the Company's internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Security Ownership of Management and Directors

        The following table sets forth certain information regarding ownership of the Company's common stock as of March 28, 2011, by (i) each of the members of the Company's Board of Directors, (ii) each of the Company's executive officers named in the "Summary Compensation Table" under "Executive

Compensation" below, and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned(2)
Mark Demilio	292,159		*
Robert Merritt	336,881		*
Creed L. Ford, III	492,852		*
Michael O'Donnell	100,774		*
Karl Okamoto	95,015		*
James Hyatt	555,062	(3)	*
William Koziel	324,080	(4)	*
Vicki Baue	143,549	(5)
Becky Iliff	65,931		*
Paul Bower	60,519		*
All executive officers and directors as a group (10 persons)	2,466,822	(6)	4.76%

*
Represents less than 1%.

(1)
Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

(2)
Ownership percentages are based on 51,780,891 shares of common stock outstanding as of March 28, 2011, and shares represented by options and warrants that are exercisable on or before May 27, 2011. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before May 27, 2011.

(3)
Includes 310,000 deferred restricted stock units that have vested or that vest within 60 days.

(4)
Includes 79,956 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.95 per share.

(5)
Includes 25,000 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.20 per share.

(6)
These 10 persons include all current members of the Company's Board of Directors and the executive officers detailed under "Information About the Nominees, the Continuing Directors and Executive Officers" below.

 CORPORATE GOVERNANCE

Role of the Board of Directors

        General.    Our business is managed under the direction of our Board of Directors (the "Board") pursuant to the Delaware General Corporation Law and our Amended and Restated By-laws (the "By-laws"). Our Board, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company's business. Although management is responsible for the day-to-day business operations of the Company, having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. Our Board is kept advised of the Company's business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board and Board committee meetings. The Board has oversight with respect to the strategic direction and key policies of the Company. The Board approves major initiatives, advises on significant financial and business objectives, and monitors progress with respect to such matters.

        Succession Planning.    The Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior executives and of their potential to succeed him or her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior executive positions.

Composition and Membership of the Board of Directors

        Board Size.    It is the policy of the Company that the number of directors not exceed a number that can function efficiently as a body. The Board's optimum size is five to ten members but, as required by our By-laws, may not be less than three members. The Nominating/Corporate Governance Committee, in consultation with the Chairman and the Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating/Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

        Selection Criteria.    Pursuant to our Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto. Based upon recommendations of the Nominating/Corporate Governance Committee and following an independent evaluation by the Board, candidates are selected for, among other things, their character, judgment, business experience and acumen and skills that are complementary to the needs of the Company, leadership and their ability to exercise sound judgment. In addition, directors should be willing to devote sufficient time to fulfill their obligations to the Company and its stockholders.

        Diversity.    Our Nominating/Corporate Governance Committee identifies, evaluates and recommends candidates to become members of the Board with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance Committee in accordance with the procedures set forth in the Nominating/Corporate Governance Committee Charter (see the section below captioned "Nomination Process"). The Board considers diversity when considering director nominees, taking into consideration not only diversity of national origin, gender, age and race but also of profession and experience. Although diversity is included as a selection criteria under our Nominating/Corporate Governance Committee charter, our Board has not at this time adopted a separate diversity policy.

        Terms and Term Limits.    The Board is divided into three classes serving staggered three-year terms. The Board does not favor term limits for directors but believes that it is important to monitor overall Board performance.

        Board Action and Committees.    It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-owned company. Currently, these committees are the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

        Committee Members.    The members of these committees are recommended to the Board by the Nominating/Corporate Governance Committee in consultation with the Chief Executive Officer. The committees are comprised solely of independent directors. The membership of these three committees is rotated from time to time. The current members of each of these committees are identified below under the heading "Board Committees".

Functioning of the Board of Directors

        Meeting Schedule.    The Board sets the annual schedule of Board and Board committee meetings. Our Board holds a minimum of four regular meetings per year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Committee meeting schedules are recommended by each committee in order to meet the responsibilities of that committee.

        Agenda.    The Chairman of the Board sets the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chief Executive Officer for review. For example, the annual corporate budget is reviewed by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with that committee. Any member of the Board may request that an item be included on the agenda.

        Board Materials.    Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting.

        Senior Management Presence.    At the invitation of the Board, members of senior management recommended by the Chairman and Chief Executive Officer attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the senior manager responsible for that area of the Company's operations.

        Director Access to Management and Corporate and Independent Advisors.    Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

        Director Attendance.    Directors are expected to attend all meetings and to have reviewed prior to the meetings, all written materials distributed to them in advance. The Board held three regularly scheduled Board meetings in fiscal 2010, and one other regular Board meeting was cancelled in fiscal 2010 due to severe weather. The Board held two special meetings. All directors attended 75% or more of the aggregate of the total number of Board meetings and the total number of committee meetings on which he or she served during fiscal 2010. In addition, the Board encourages all of its directors to attend the Company's Annual Stockholders' Meeting. One director attended the 2010 Annual Stockholders' Meeting.

        Board and Committee Self-Evaluations.    The Board, and each committee of the Board, are required to conduct a self-evaluation of their performance at least annually.

        New-Director Orientation.    The Board works with management to schedule new-director orientation programs. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges.

Director Independence

        It is the policy of the Company that the Board consist of a majority of independent directors, who meet the independence requirements of the Nasdaq Marketplace Rules.

        The Board has affirmatively determined that five of its six directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are "independent" as defined by the listing standards of The NASDAQ Global Market ("Nasdaq") and all applicable rules and regulations of the SEC. The five independent directors are Mark Demilio, Creed L. Ford, III, Robert Merritt, Michael O'Donnell and Karl Okamoto.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that the right Board leadership may vary as circumstances warrant. Consistent with this understanding, the independent directors will consider the Board's leadership structure on an annual basis. In 2007, the Board amended its Amended and Restated By-Laws to provide that the Chairman of the Board and the Chief Executive Officer of the corporation shall be two different persons. Since then, the chairmanship has been a non-executive position. The Chairman of the Board serves in that capacity until an election by the independent directors. In accordance with our corporate governance principles, if the Chairman of the Board is not independent, the independent directors will also elect a Presiding Director, who shall be an independent director, whose responsibilities include, among others, calling meetings of the independent directors and presiding over executive sessions of the independent directors. In March 2010, the independent directors elected Mark Demilio, an independent director, as Chairman of the Board.

The Board's Role in Risk Oversight

        Management of the Company is primarily responsible for assessing and managing the Company's various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

          The Audit Committee oversees the Company's financial and management risk programs, including accounting and audit-related exposure, and the steps management has taken to monitor and control such exposures. The Company's Director of Internal Audit reports independently to the Audit Committee, and the Audit Committee reviews the scope and methodology of the internal audit process. The Audit Committee meets quarterly with and receives reports from management, the Director of Internal Audit, and the Company's independent certified public accounting firm to review the Company's major financial risks or exposures. Periodically, the Audit Committee meets in executive session with the Company's independent certified public accounting firm, and it meets in executive session with the Company's Director of Internal Audit at least once annually. Between meetings, the Director of Internal Audit has direct access to the Audit Committee as necessary. For additional information, see the sections below captioned "Board Committees—Audit Committee" and "Report of the Audit Committee".

          The Chairman of the Audit Committee, along with the General Counsel and Chief Compliance Officer, is copied on the transcripts of all calls received through the Company's whistleblower hotline, and the General Counsel and Chief Compliance Officer reports to the Audit Committee on the results of investigations and other legal developments.

          The Board's other committees—Compensation and Nominating/Corporate Governance—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive and compensation generally. The Board is kept abreast of its committees' risk oversight and other activities via reports by the Chair of each committee to the full Board. These reports are presented at regular Board meetings and include discussions of committee agenda topics, including matters involving risk oversight. For additional information, see the sections below captioned "Board Committees—Compensation Committee" and "Nominating / Corporate Governance Committee".

          The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. Each year, the Board reviews and discusses with executive management our long-term operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is led by the Chief Executive Officer and Chief Financial Officer as part of the meeting. In addition, the Board receives detailed regular reports from the members of our executive leadership team—the heads of our principal business and corporate functions—that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at and affecting the Company that could affect our risk profile or other aspects of our business.

Executive Sessions

        The Company believes that regular scheduling of meetings of non-management directors is important in order to foster better communication among non-management directors. Accordingly, the independent directors meet without any management directors or employees present at least twice each year in executive sessions.

Corporate Governance Principles

        The Board adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for governing the operation of the Board and its committees and for guiding the Board and our senior management team in the execution of their responsibilities. The Board's Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company's website at www.getcosi.com.

Board Committees

        The Board has three committees: Audit, Compensation and Nominating/Corporate Governance. The membership of each committee as of March 28, 2011 and the function of each committee are described below.

Director	Audit Committee(1)		Compensation Committee(2)		Nominating/Corporate Governance Committee(3)
Jim Hyatt
Mark Demilio
Creed L. Ford, III	X				X	*
Robert Merritt					X
Michael O'Donnell	X	**	X
Karl Okamoto	X		X	*

*
Chair

**
Chair and "Audit Committee Financial Expert"

(1)
In March 2010, Michael O'Donnell was appointed as Chair of the Audit Committee and Creed Ford, III was appointed to the Audit Committee to replace Mark Demilio. Karl Okamoto has served on the Audit Committee since January 2009.

(2)
In March 2010, Karl Okamoto was appointed as Chair of the Compensation Committee. Michael O'Donnell has served on the Compensation Committee since January 2009.

(3)
In March 2010, Creed Ford, III was appointed as Chair of the Nominating/Corporate Governance Committee and Robert Merritt was appointed to the Nominating/Corporate Governance Committee to replace Mark Demilio.

        Audit Committee.    The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, termination, retention and oversight of the Company's internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all auditing, non-audit and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Company's Amended and Restated Audit Committee Charter, which describes all of the Audit Committee's responsibilities, is posted on the Company's website at www.getcosi.com.

        The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

        The current members of the Audit Committee are Messrs. O'Donnell, Ford and Okamoto, with Mr. O'Donnell serving as the Chair. The Board has determined that each member meets the independence requirements set forth by NASDAQ and Rule 10A-3(b)(1) of the Exchange Act and is able to read and understand fundamental financial statements. In addition, Messrs. O'Donnell, Ford and Okamoto each qualifies as an "audit committee financial expert" within the meaning of the SEC regulations.

        The Audit Committee met five times in fiscal 2010. The Audit Committee Report appears on page 21.

        Compensation Committee.    The principal functions of the Compensation Committee include (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (ii) annually evaluating the performance of the Chief Executive Officer in light of those goals and objectives, (iii) annually reviewing and approving the compensation of the Chief Executive Officer and all other senior executives, and (iv) implementing incentive programs, including the Company's stock incentive plans. The Company's Compensation Committee Charter, which describes all of the Compensation Committee's responsibilities, is posted on the Company's website at www.getcosi.com.

        The Compensation Committee meets at least annually with the Chief Executive Officer while it is determining the annual and long-term performance goals and compensation levels for the Chief Executive Officer. Both the goals and the Compensation Committee's evaluation of the Chief Executive Officer's performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or executive session. Compensation decisions for the Chief Executive Officer must be determined and approved by the Compensation Committee in executive sessions. The Compensation Committee also meets with the Chief Executive Officer to review its evaluation of his or her performance against such goals.

        The Chief Executive Officer meets at least annually with each of the other named executive officers while he is determining the annual and long-term performance goals and compensation levels for each. The Chief Executive Officer then submits compensation recommendations to the Compensation Committee, along with the goals and evaluations of the other named executive officers' respective performance against such goals. Both the goals and the Compensation Committee's evaluation of the other named executive officers' performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or in executive sessions. The Compensation Committee also meets with the Chief Executive Officer to review his recommendations and evaluation of the other named executive officers' respective performance against such goals.

        The Compensation Committee may form and delegate authority to subcommittees to perform its duties when appropriate. No such delegation was made in 2010. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultants to be used to assist in the evaluation of executive compensation. In 2010, the Compensation Committee did not retain any independent compensation consultants.

        The current members of the Compensation Committee are Messrs. O'Donnell and Okamoto, with Mr. Okamoto serving as the Chair. The Board has determined that each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 under Section 16 of the Exchange Act and is an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met two times in fiscal 2010.

        Nominating/Corporate Governance Committee.    The principal functions of the Nominating/Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders, and (iv) monitoring and recommending the functions of the Board committees. The Company's Nominating/Corporate Governance Committee Charter, which describes all of the Committee's responsibilities, is posted on the Company's website at www.getcosi.com.

        The current members of the Nominating/Corporate Governance Committee are Messrs. Ford, and Merritt, with Mr. Ford serving as the Chair. The Nominating/Corporate Governance Committee met one time in fiscal 2010.

Stockholder Communications

        Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, or to the whole Board, care of the Company's Secretary. The Company's Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

Code of Conduct and Ethics

        All directors, officers and employees must act ethically at all times and in accordance with the Company's Code of Conduct and Ethics. This Code satisfies the definition of "code of ethics" under the rules and regulations of the SEC and is available on the Company's website at www.getcosi.com.

NOMINATION PROCESS

Role of the Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee identifies individuals that it believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit A. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders, and they are evaluated for their character, judgment, business experience, and acumen. Pursuant to the Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto.

        After identifying the qualified individuals and conducting interviews, as appropriate, the Nominating/Corporate Governance Committee will recommend the selected individuals to the Board for election at an annual stockholders' meeting. In the event there is a vacancy on the Board between such annual stockholders' meetings, the Nominating/Corporate Governance Committee will recommend one or more of the qualified individuals for appointment to the Board.

        The Nominating/Corporate Governance Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Nominating/Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address, and principal occupation or employment as required by Item 401(e) of Regulation S-K. Stockholders should send the required information to: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

        In order for a recommendation to be considered by the Nominating/Corporate Governance Committee for the 2012 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than 5 p.m. Central Time on December 17, 2011. Such recommendations must be sent via registered, certified, or express mail, or by any other means that allows the stockholder to determine when the recommendation was received by the Company. The Company's Secretary will send properly submitted stockholder recommendations to the Nominating/Corporate Governance Committee for consideration at a future Nominating/Corporate Governance Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating/Corporate Governance Committee.

Stockholder Nominations

        In addition, the Company's By-laws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's By-laws, which were filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2007 and can also be obtained, without charge, upon written request to the Company's Secretary, whose address is: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015. In order for nominations to be made by a stockholder for the 2012 Annual Meeting of Stockholders, the By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than January 9, 2012, nor later than February 8, 2012.

COMPENSATION OF DIRECTORS

        Annual compensation for non-employee directors for 2010 was comprised of cash compensation and equity-based compensation in the form of shares of restricted stock. Each of these components is described in more detail below. Employee directors do not receive any compensation in connection with their director service.

        The following table summarizes the compensation paid to our non-employee directors for service on the Board during fiscal 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total
Mark Demilio	28,319	25,000	—	53,319
Creed Ford III	15,500	25,000	—	40,500
Robert Merritt	16,863	25,000	—	41,863
Michael O'Donnell	28,819	25,000	—	53,819
Karl Okamoto	26,659	25,000	—	51,659

(1)
Each non-employee director is awarded common stock in the amount of $25,000 pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. The value of the stock awards includes the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company's accounting treatment for equity awards is set forth in the Company's 2010 Consolidated Financial Statements as reported on Form 10-K. As of the end of fiscal 2010, there were no unvested stock awards and no stock option awards for non-employee directors outstanding.

(2)
On June 8, 2010, each of the non-employee directors was awarded 30,488 shares of the Company's common stock, having a fair value of $0.82 per share on the award date, representing the annual non-employee director stock compensation.

Description of Non-Employee Director Compensation

        The Nominating/Corporate Governance Committee and the Compensation Committee annually review the compensation of directors.

        During 2010, directors who were not employees of the Company or any of its subsidiaries received compensation for their service on the Board and were eligible to participate in the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as described below. Messrs. Demilio, Ford, Merritt, O'Donnell and Okamoto were independent directors during fiscal 2010. As Chief Executive Officer and President of the Company, James Hyatt was not compensated for serving as a director on the Board during fiscal 2010.

        The Company paid the following cash compensation in quarterly payments during the 2010 fiscal year to its non-employee directors. The Company awards the annual common stock grant on the day of the Company's Annual Meeting of Stockholders.

Annual Board Retainer	$10,000
Additional Annual Board Chairman Retainer	$20,000
Annual Audit Committee Chair Retainer	$10,000
Annual Compensation Committee Chair Retainer	$5,000
Board Meeting In-Person Attendance Fees (per meeting)	$2,000
Board Meeting Telephonic Attendance Fees (per meeting)	$1,000
Annual Stock Grant	Value equal to $25,000

        Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

  Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan

        The Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic grants of shares of common stock to non-employee directors and (ii) discretionary grants of non-qualified stock options and stock appreciation rights ("SARs") to non-employee directors. The Board has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments. No stock options or SARs were granted to the Company's non-employee directors during fiscal 2010. Under the terms of the plan, each non-employee director annually receives an automatic grant of the Company's common stock having a fair value of $25,000 at the time of the award. A total of 250,000 shares of common stock were reserved for issuance under the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. As of May 2009, all of the shares reserved for issuance under the plan were issued, and the grants to non-employee directors in June 2010 were made under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan.

Chairman of the Board

  Appointment of New Chairman of the Board

        Mark Demilio was appointed as the non-executive Chairman of the Board on March 9, 2010. While serving as non-executive Chairman of the Board, Mr. Demilio is paid an annual Board retainer equal to three times the normal annual retainer paid to non-employee directors, or $30,000, in addition to the automatic annual stock grant of the Company's common stock having a fair value of $25,000 at the time of award granted to the Company's non-employee directors. He is also paid for any Board meetings attended at the rate of $2,000 per meeting for in-person meetings and $1,000 for teleconference meetings, and he is also reimbursed for out-of-pocket expenses incurred in connection with his service as a director. The total compensation paid to Mr. Demilio in fiscal year 2010 is summarized in the table above captioned "2010 Director Compensation".

I.     PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        The Company's By-laws provide that the Company's Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company, with the members to be divided into three classes. The number of directors of the Company is presently fixed at eight. Directors in each class are elected for staggered three-year terms.

        In November 2008, William Forrest, our former Chairman resigned from the Board, resulting in a vacancy in the class of directors whose terms expire in 2011, which vacancy has not yet been filled.

        In May 2008, one of our directors elected not to stand for re-election upon expiration of his term at the 2008 Annual Meeting of Stockholders, resulting in a vacancy in the class of directors whose terms expire in 2011, which vacancy has not yet been filled.

        As a result of these vacancies, the Board currently consists of six directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

        The term of Robert Merritt expires this year. Mr. Merritt has been nominated by the Board for a term of three years expiring at the 2014 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Mr. Merritt is presently a director of the Company and has consented to be named as a nominee and to serve as a director if elected. Should Mr. Merritt be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.

        The Board of Directors recommends a vote "FOR" the election of the nominee named above.

Information about the Nominee, the Continuing Directors and the Executive Officers

        The table below sets forth the names and ages of the directors, including the nominee, and the current executive officers of the Company, as well as the positions and offices held by such individuals. A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Così, Inc.
DIRECTOR WHOSE TERM EXPIRES IN 2011:
Robert Merritt	55	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2012:
Michael O'Donnell	55	Director
Karl Okamoto	48	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2013:
Mark Demilio	55	Director
Creed L. Ford, III	58	Director
James Hyatt	54	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
William Koziel	53	Chief Financial Officer, Secretary & Treasurer
Vicki Baue	52	Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer, Assistant Secretary
Becky Iliff	42	Vice President People

DIRECTOR WHOSE TERM EXPIRES IN 2011

        Robert S. Merritt, Director and Former Interim President and Chief Executive Officer.    Mr. Merritt has been serving as a member of the Company's Board of Directors since October 2005 and served as Chairman of the Board from November 4, 2008 until March 9, 2010. Since October, 2009, he also serves as a director of Ruth's Hospitality Group, Inc. From March 12, 2007 to September 15, 2007, Mr. Merritt served as the Company's Interim Chief Executive Officer and President, while continuing to serve as a director of the Company. In 2005, Mr. Merritt retired from Outback Steakhouse, Inc., where he served as Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since February 1991, and served as Vice President and Chief Financial Officer from January 1990 to February 1991. Mr. Merritt also served as a member of the board of directors of Outback Steakhouse, Inc. and each of it subsidiaries and affiliates from 1991 to his retirement in 2005. From 1988 to 1989, he served as Executive Vice President of Administration and Chief Financial Officer of JB's Restaurants, Inc., a restaurant operator. From 1985 to 1988, he was Vice President of Finance for JB's Restaurants. From 1981 to 1985, Mr. Merritt was employed by Vie de France Corporation, a restaurant and specialty baking company, as Vice President of Finance and Accounting and Chief Financial Officer. He received his B.B.A. in Accounting from George Washington University.

  Key Attributes, Experience and Skills

        Through his many years of experience as a chief financial officer of publicly-traded and privately-held companies in the restaurant industry, along with his experience as a board member of another public company, Mr. Merritt brings extensive public company financial expertise, executive leadership and industry-specific experience to the Board. That experience, along with having served as our interim President and Chief Executive Officer, provides important perspectives to the Board on the issues facing our Company.

CONTINUING DIRECTORS

        Mark Demilio, Chairman and Director.    Mr. Demilio was appointed Chairman of the Board on March 9, 2010 and has been a member of our Board of Directors since April 2004. He also serves as a member of the board of directors and chairman of the audit committee of Restoration Hardware, a privately-held retailer of high quality furniture, lighting, textiles, hardware and other household goods, positions he has held since October 2009. From December 2000 until his retirement at the end of October 2008, Mr. Demilio served as the Chief Financial Officer of Magellan Health Services, Inc., a $2.6 billion publicly-traded managed specialty healthcare company that manages the delivery of behavioral healthcare treatment services, specialty pharmaceuticals and radiology services. He also served as General Counsel of that company from July 1999 to October 2001 and from March 2004 to January 2005. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly-traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to March 1999 and as Chief Financial Officer from June 1998 to March 1999. Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for CareFirst BlueCross BlueShield of Maryland and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelors of Science degree in Accounting from Villanova University. He was a principal officer of Magellan Health Services, Inc. and 88 of its affiliates which commenced a case on March 11, 2003 under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. These companies successfully emerged from Chapter 11 on January 5, 2004.

  Key Attributes, Experience and Skills

        Through his experience as a chief financial officer and as a general counsel of public companies, as well as his experience as a board member of another retail company, Mr. Demilio brings extensive executive leadership and business experience to the Board. That experience, along with his training and background as a certified public accountant, his experience as a corporate and securities lawyer representing public and private companies, and his services as chairman of our Audit Committee and the audit committee of another retail company, provides financial and legal perspectives on our business as well as financial expertise to the Board.

        Creed L. Ford, III, Director.    Mr. Ford has been a member of our Board of Directors since March 1997. Mr. Ford has been Chairman and Co-Chief Executive Officer of Fired Up, Inc., the parent company of Johnny Carino's Country Italian restaurants and Gumbo's Louisiana Style I, since 1997, and the President of Ford Restaurant Group, a Chili's Grill & Bar franchisee, since 1997. From 1976 through 1997, Mr. Ford served in various capacities, including Chief Operating Officer and Director, at Brinker International, Inc. As Chief Operating Officer and Director, Mr. Ford oversaw all operations at Brinker for all of its restaurant concepts. Mr. Ford serves on the boards of Rudy's BBQ, Texas Restaurant Association Education Foundation, Texas A&M Center of Entrepreneurship and Fired Up, Inc.

  Key Attributes, Experience and Skills

        Mr. Ford's long tenure and experience as an executive in the restaurant industry with multiple concepts of varying sizes brings extensive industry-specific business, executive management, and operations experience to the Board. Additionally, having served several years on our Board, he provides valuable historical knowledge of our Company. Mr. Ford also brings financial experience to the Board, including through his previous audit committee experience on our Board and as the Chief Operating Officer of a public company.

        Michael O'Donnell, Director.    Mr. O'Donnell has been a member of our Board of Directors since March 2006. He also serves as a director and a member of the audit committee of Sbarro, Inc. and as a director of Ruth's Hospitality Group and of Logan's Roadhouse, Inc. Since August 2008, Mr. O'Donnell has served as President and Chief Executive Officer of Ruth's Hospitality Group, Inc., and he has served as Chairman of their board since October 2010. From March 2005 until the consummation of the company's merger in October 2007, he served as Chairman of the Board, President and Chief Executive Officer of Champps Entertainment, Inc. From September 2003 until March 2005, he served as Chief Executive Officer and President and as a Director of Sbarro, Inc. From August 1998 through October 2002, he served in various executive capacities with Outback Steakhouse, Inc., including as President and Chief Executive Officer of New Business. From 1995 to 1998, Mr. O'Donnell was President, Chief Operating Officer and a partner of Ale House Restaurants, Inc. He graduated from Rollins College in 1978.

  Key Attributes, Experience and Skills

        As a result of Mr. O'Donnell's long tenure as a chief executive officer and director of public companies in the restaurant industry, he provides valuable industry-specific business knowledge and executive leadership experience as well as insights into driving strategic direction. In addition, Mr. O'Donnell brings financial expertise to the board, including through his service on the audit committee of another public restaurant company, as well as ours.

        Karl Okamoto, Director.    Mr. Okamoto has been a member of our Board of Directors since December 2007. He also served as a director and chairman of the compensation committee of Champps Entertainment, Inc. Since July 2007, Mr. Okamoto has been serving as Director of the Program in Business & Entrepreneurship Law and as a Professor of Law at Drexel University's Earle Mack School of Law in Philadelphia, Pennsylvania. From January 2007 through June 2007, he served as a consultant to Drexel University's Earle Mack School of Law, and from February 2004 to August 2006, he served as a Senior Managing Director of Atticus Capital LP. Prior to that, he served as an independent consultant to Soros Fund Management from October 2001 to October 2003.

  Key Attributes, Experience and Skills

        Mr. Okamoto brings to our Board strong leadership and legal experience, and an understanding of business strategy. His experience as a professor, consultant and investment fund manager provides additional perspectives on our business, along with a broad knowledge of public companies and public capital markets. As a legal academic who has focused his research on corporate governance and risk management, he provides to our Board valuable knowledge in these areas. Through his experience, Mr. Okamoto also brings to our Board financial expertise.

        James Hyatt, Chief Executive Officer and President and Director.    As of September 15, 2007, Mr. Hyatt was appointed the Company's Chief Executive Officer, President and director. He has more than 30 years of branded industry experience at all levels of corporate and franchise restaurant operations, including as a successful franchisee at Burger King. From August 2005 to September 2007, Mr. Hyatt served as Chief Global Operations Officer of Burger King Corporation in Miami, Florida. From May 2002 to August 2005, he served in various executive and senior management capacities of increasing responsibilities at Burger King Corporation in Miami, Florida, including Executive Vice President of U.S. Franchise Operations, Senior Vice

President U. S. Franchise Operations, and Senior Vice President Operations Services and Programs. Mr. Hyatt was a Burger King Franchisee in Atlanta, Georgia from 1995 until May 2002, when he was recruited to join Burger King's corporate operations after establishing himself as a highly successful multi-unit franchisee, including being elected by the Burger King franchisees to lead various committees and initiatives for the benefit of its system-wide franchise association.

  Key Attributes, Experience and Skills

        Mr. Hyatt's service as CEO and as a director on the Board creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management's perspectives on the business. In addition, having the CEO on our Board provides our Company with decisive and effective leadership. As a result of Mr. Hyatt's long tenure at all levels of corporate and franchise restaurant operations, including as a successful franchisee, of Burger King, Mr. Hyatt brings leadership and extensive business, operating, and franchise experience, and knowledge of our Company and the restaurant industry, to the Board. In addition, Mr. Hyatt brings his strategic vision for our Company to the Board.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        William Koziel, Chief Financial Officer, Secretary & Treasurer.    William Koziel was appointed Chief Financial Officer, Secretary and Treasurer of the Company in August 2005 and was Controller from August 2004 until August 2005. He has over 15 years of executive finance and accounting experience in the retail industry, more than 10 of which have been with publicly-traded companies. From January 2002 to July 2004, Mr. Koziel served as Vice President Controller of Galyan's Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer. Prior to joining Galyan's, Mr. Koziel served as Vice President Controller of Homelife Corporation, a $600 million furniture retailer, from July 1999 to January 2002. From 1998 to June 1999, he served as Vice President Finance for Futorian Furnishings, a $200 million furniture manufacturer. From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer. He received a Masters of Business Administration from De Paul University in 1992 and a Bachelor of Science in Accounting from De Paul University in 1980. Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.

        Vicki Baue, Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer, Assistant Secretary.    Ms. Baue was appointed Vice President and General Counsel in February 2007 and was General Counsel from September 2004 until February 2007. Ms. Baue also serves as the Company's Chief Legal Officer and Chief Compliance Officer and as Assistant Secretary. From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois, office of Piper Rudnick, LLP (n/k/a DLA Piper US LLP) where her practice focused on Mergers and Acquisitions and General Corporate. From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997. Ms. Baue received a Juris Doctor degree from the University of Indiana School of Law in 1997 and a Bachelors of Science degree in Human Resources Management from the University of Alabama in 1980. She was admitted to the Indiana Bar in 1997 and the Illinois Bar in 1998.

        Becky Iliff, Vice President People.    Becky Iliff was appointed Vice President People by the Company in November 2005. From January 2004 to November 2005, Ms. Iliff was Vice President Field Training & Human Resources at Jamba Juice Company in San Francisco, California. Prior to that, she was at Bennigan's Irish American Grill & Tavern in Dallas, Texas, where she served as Vice President Culture & Education from June 2002 to November 2004, Director of Training & Development from January 2000 to June 2002, and Manager of Training from June 1998 to January 2000. Ms. Iliff received a Master of Arts in Human Communication Studies from the University of Denver in 1993 and a Bachelor of Arts in Organizational Communication from Purdue University in 1991.

 REPORT OF THE AUDIT COMMITTEE

        The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter can be found in the Investor/Corporate Governance section of the Così website at www.getcosi.com. The Audit Committee is comprised of three independent directors.

        The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance, and ethics, and (iii) the Company's auditing, accounting and financial reporting processes generally.

        Management is solely responsible for the preparation and integrity of the Company's financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is accountable to the Board of Directors and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the Company's independent registered public accounting firm, and exercised this authority by retaining BDO USA, LLP.

        To fulfill our responsibilities, we did the following:

  •
  We reviewed and discussed with Così management and BDO USA, LLP, Così's consolidated financial statements for the fiscal year ended December 27, 2010.

  •
  We reviewed management's representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

  •
  We discussed with management Così's internal controls and procedures and disclosure controls and procedures relating to financial and other matters.

  •
  We discussed with BDO USA, LLP the matters that Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the PCAOB in Rule 3200T, PCAOB Auditing Standard No.5, rules of the Securities and Exchange Commission, and other standards require them to discuss with us, including matters related to the conduct of the audit of Così's consolidated financial statements.

  •
  We received written disclosures and the letter from BDO USA, LLP required by PCAOB Rule 3520 relating to their independence from Così, and we have discussed with BDO USA, LLP, their independence from Così.

  •
  We considered whether BDO USA, LLP's provision of non-audit services to Così is compatible with maintaining their independence from Così.

        Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with PCAOB standards or that the Company's independent registered public accounting firm is in fact "independent".

        Based upon these reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 27, 2010.

Respectfully submitted, The Audit Committee
Michael O'Donnell, Chair Creed L. Ford, III Karl Okamoto

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis ("CD&A") with management and, based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Proxy Statement for 2011.

Respectfully submitted, The Compensation Committee
Karl Okamoto (Chair) Michael O'Donnell

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program and the reasons we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the executive officers of the Company, including the amounts paid to the named executive officers included in the "Summary Compensation Table".

Executive Summary

        The Compensation Committee of the Board of Directors, with recommendations by the Company's Chief Executive Officer, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the directors and the Company's other employees participate. The goal of the Company's compensation program is to attract, motivate and retain talented individuals to help Così attain the Company's business goals and objectives. Così is committed to achieving long-term sustainable growth and increasing stockholder value. Our compensation programs for executive officers are designed to maintain these commitments and to encourage strong financial performance on an annual and long-term basis by using appropriate compensation structures and sound pay practices, without creating undue stockholder risk.

        The principal elements of the total compensation for the Chief Executive Officer and other named executive officers are annual base salary, annual cash incentive compensation, and long-term equity-based compensation consisting of restricted stock units and restricted stock, as well as limited benefits and perquisites.

Oversight of the Executive Compensation Program

        Role of the Compensation Committee.    The Compensation Committee acts pursuant to a written charter and is comprised entirely of independent directors. The Compensation Committee has overall authority for approving and evaluating the director and officer compensation plans, policies and programs of the Company. Pursuant to its charter, the Compensation Committee has authority and responsibility to:

  •
  annually review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation and evaluate the Chief Executive Officer's performance in light of those goals and objectives;

  •
  annually review the compensation of all directors, officers and other key executives, including incentive-compensation and equity-based plans;

  •
  annually review and approve, for the Chief Executive Officer and senior executives of the Company, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance arrangements and change in control agreements / provisions, in each case as, when and if appropriate, and any special or supplemental benefits;

  •
  determine the shares, options and other awards under the Company's stock incentive plans; and

  •
  retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and to obtain advice and assistance from internal or external legal, accounting or other advisors.

        Discussions regarding the compensation of the Chief Executive Officer occur during executive sessions when only Compensation Committee members are present. The Compensation Committee's complete charter is available at the Company's web site at www.getcosi.com.

        Role of the Chief Executive Officer and Others in Compensation Decisions.    The Chief Executive Officer discusses the performance of the executive officers with the Compensation Committee on an annual basis and provides his recommendations on compensation actions for other executive officers. Additionally, he provides his perspective and recommendations to the Compensation Committee on compensation and benefit plan design and strategies, financial goals and criteria for the annual cash incentives and the amount of long-term equity-based compensation. Our Chief Executive Officer does not provide input or recommendations with regard to his own pay. The Compensation Committee reviews and discusses pay decisions related to the Chief Executive Officer in executive session without the Chief Executive Officer and other members of management present.

        At the request of the Chief Executive Officer and the Compensation Committee, the Vice President People from time to time performs a review of competitive compensation practices for executive officer positions and, based on that assessment, provides data and advice regarding compensation for new executives, new positions, promotions and salary adjustments, using data obtained from a variety of sources, including the Chain Restaurant Compensation Association's annual compensation survey by The Hay Group, other industry surveys, executive recruiters and on-line HR and recruiting resources, in order to provide a general understanding of current compensation practices within the industry.

        Role of the Independent Compensation Consultant.    To assist the Compensation Committee with its responsibilities, the Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation and has sole authority to approve the consultant's fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2010, the Compensation Committee did not engage any third-party compensation consultants.

Executive Compensation Philosophy and Objectives

        Our executive compensation philosophy, reviewed annually by the Compensation Committee, is to provide competitive levels of compensation that integrate pay with the Company's short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement.

        Although the Compensation Committee does not engage in benchmarking, the Compensation Committee believes that it is appropriate to pay the executive officers cash and equity-based compensation that is generally competitive in the restaurant industry. The guiding principle in the design and administration of our compensation program is built on this philosophy and serves the following objectives:

  •
  attract and retain highly talented and skilled executives to establish and execute our strategies and reward appropriately those executive officers who contribute to the Company's success;

  •
  align executive officer compensation with the Company's short-term and long-term operational and financial performance; and

  •
  motivate executive officers to achieve the Company's business objectives.

  Components and Analysis of Total Compensation

          The Company's direct compensation program for executive officers, including a portion that is at risk, consists of the following elements:

    •
    base salary, with annual discretionary increases, to provide a fixed amount of cash compensation linked to the executive officer's role and contribution to the Company;

    •
    annual cash incentive compensation, which is at-risk cash compensation, to focus attention on the key business drivers for the year and linked to the Company's and the individual's performances;

    •
    long-term equity-based compensation, currently in the form of restricted stock and restricted stock units (but which may in the future include stock options and performance shares), to encourage executives to focus on the long-term growth and profitability of the Company and align their interests with those of our stockholders in order to increase stockholder value; and

    •
    limited benefits and perquisites, which are also generally available to all of the Company's full-time employees.

        Our compensation program is designed to provide an appropriate balance between annual and long-term performance of the Company, as well as between fixed and variable ("at-risk") compensation. Each of these elements of pay is described below.

        Base Salary.    The annual base salary for executive officers is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions within the Company, time in position, the criticality of the role to the Company and the difficulty of replacing the executive, and individual factors such as unique skills, expertise, demand in the labor market, and longer-term development and succession plans. Individual performance is measured by what is achieved (results) as well as how it is achieved (behaviors).

        Executive officers' salaries are reviewed annually after the end of each fiscal year, typically in February. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial and operating performance of the Company when considering salary adjustments. Also, increases are aligned with the Company's merit-increase targets for the year. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of these officers.

        The Compensation Committee reviewed the Company's financial and operating performance in 2010 as compared to its internal business plan and the various operating and financial targets management of the Company had set for themselves in 2010, as well as overall salary trends in the broader economy. In March 2010, the Compensation Committee determined that, given the Company's fiscal 2010 financial and operating results as compared to its internal business plan and management's various targets and overall salary trends in the broader economy, no increases to base salaries were approved for the named executive officers for 2011. Thus, none of our named executive officers received salary increase in fiscal 2011.

        Annual Cash Incentive Compensation.    Annual cash incentive compensation is based upon achievement of the Company's annual financial and operating goals and each executive officer's level of achievement against his or her individual financial, operational and strategic performance goals, including various quantitative and qualitative performance criteria for executive officers, with payouts ranging from 0% to 100% of the targeted payouts for each executive, which range from 30% to 100% of the executive's base salary, in accordance with the executive's employment agreement or offer letter. The performance goals have been linked to the Company's revenue, operating income, financial position, franchise growth, earnings before interest, taxes, depreciation and amortization (EBITDA) performance and strategic objectives in the Company's internal long-range business plan, generally excluding the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles. These performance goals have been selected because they are important indicators of increased stockholder value. However, even though the performance goals have been linked to the Company's internal business plan, the Compensation Committee has not relied solely upon predetermined formulas or a limited set of criteria in evaluating the performance of the executive officers. These decisions have typically included subjective judgments, based upon a number of factors relating to an individual executive's performance.

        For fiscal 2010, the Compensation Committee reviewed the Company's financial and operating performance as compared to its internal business plan and the various operating and financial targets management of the Company had set for themselves for 2010. In March 2011, the Compensation Committee determined that, given the Company's 2010 financial and operating results as compared to its internal business plan and the various operating and financial targets management of the Company had set for themselves for 2010, no cash incentive compensation will be paid to executive officers in respect of fiscal year 2010.

        Long-Term Equity-Based Compensation.    The Company strongly believes that equity ownership by executive officers creates incentive to build stockholder value and align the interests of executive officers with the stockholders. The Compensation Committee believes that awards of restricted stock or restricted stock units under the Company's stock incentive plans remain an effective instrument to achieve this goal. Grants of restricted stock or restricted stock units facilitate ownership in the Company and serve to retain executive officers since the awards have multi-year vesting schedules.

        Under the Omnibus Plan, the Company may provide long-term equity incentives in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and any other stock awards that may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee. Annually in March, beginning in 2005, the Company has awarded long-term equity-based compensation, which has been in the form of restricted stock, to executive officers, based on an evaluation of the Company's financial and operating performance and their individual performances in the prior year.

        Under the Omnibus Plan, restricted stock awards typically vest 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years provided that the executive officer is continuously employed by the Company on each such date. Previously awarded but unvested shares of restricted stock are forfeited and cancelled on the date of termination if an executive officer's employment with the Company is terminated (other than due to a change in control) and subject to the specific terms of his or her employment agreement.

        Long-term equity incentive award targets vary based upon each executive officer's employment agreement or offer letter and consistent with similar positions within the Company. Actual awards are determined based upon the Company achieving its annual financial and operating goals and executives achieving their individual performance goals.

        In March 2011, the Compensation Committee, approved long-term equity-based compensation in the form of restricted stock units for the Chief Executive Officer and, based upon the recommendations of the Chief Executive Officer, approved long-term equity-based compensation in the form of restricted stock for other executive officers, in respect of 2010, as follows:

		2009 Long-Term Equity- Based Incentive Awards
Named Executive Officer	Position	Shares of Restricted Stock	Restricted Stock Units
James Hyatt	President & CEO	—	100,000
William Koziel	Chief Financial Officer, Secretary & Treasurer	10,000	—
Paul Bower	Senior Vice President & Chief Development Officer	5,000	—
Vicki Baue	Vice President & General Counsel, Chief Compliance Officer, Chief Legal Officer & Assistant Secretary	5,000	—
Becky Iliff	Vice President People	12,000	—

        The Compensation Committee made the determination to grant long-term equity incentive awards to the named executive officers to recognize their achievement of individual performance goals, achievement of significant cost-savings initiatives across the business, improvements in guest satisfaction scores and operational execution, and to encourage long-term executive retention. The number of shares awarded to individual executive officers (other than the Chief Executive Officer) was based upon certain subjective adjustments recommended by the Chief Executive Officer to more closely align long-term equity-based compensation among the executive officers for retention purposes.

        Company's Policy on Timing of Long-Term Equity-Based Incentive Compensation.    Since May 2005, the Company has awarded long-term equity compensation in the form of restricted stock and restricted stock units, but has not awarded stock options since that date. The annual award date is typically the end of March, on a date that customarily falls between the Company's regularly-scheduled Board and Compensation Committee meetings in the first quarter and the disclosure of the Company's fiscal year-end financial results.

Other Compensation and Benefits

        The Compensation Committee oversees the design, implementation and administration of the Company-wide benefit programs. The Company periodically reviews the cost and prevalence of these programs to ensure these programs are in line with competitive practices and warranted, based upon the business need and contributions of the executive officers.

        Health and Welfare Benefits.    Health and welfare benefits are an important component of the total compensation package and are commonplace among similarly-sized companies in the restaurant industry and generally available to other employees in the Company. We provide both Company-subsidized and voluntary benefit programs to our employees that generally include medical, dental, life insurance and disability coverage. For the Chief Executive Officer, the Company pays 100% of the single and child/spouse/family healthcare premiums, which is more than the standard Company contribution towards healthcare premiums for all other executives and employees of the Company. The Company's cost of these healthcare premiums paid for the benefit of the Chief Executive Officer in 2010 is provided below in the table captioned "All Other Compensation".

        401(k) Plan.    The Company's 401(k) Plan allows employees to invest funds on a pre-tax basis for their retirement. Until April 2009, the Company matched employee contributions to the Company's 401(k) plan (at a 50% rate up to 4% of an employee's pay, but not in excess of 20% of gross pay). Employees must be employed by the Company for ninety days to be eligible to participate in the plan, and all employees are eligible to participate on the same terms. The Company matching contributions vest after one year of employment. As of April 2009, the Company matching contributions to the Company's 401(k) plan were suspended, and there were no Company matching contributions in 2010. Effective January 1, 2011, Company matches of employee contributions to the Company's 401(k) plan were reinstated.

Compensation of Chief Executive Officer

        Consistent with our executive compensation philosophy and objectives described above, the Compensation Committee considered various factors in determining Mr. Hyatt's total compensation package, including job scope and responsibilities, the Company's short-term and long-term objectives, and individual factors such as criticality of the role to the Company, unique skills, and achievements and contributions in past positions. The terms of his employment agreement are described below in the section entitled "Executive Agreements" and the compensation costs for fiscal 2010 are included below in the table captioned "Summary Compensation".

        In March 2011, for the reasons discussed above in the section captioned "Base Salary", the Compensation Committee did not approve any salary increase for Mr. Hyatt in fiscal 2011. Thus, our Chief Executive Officer did not receive a salary increase in fiscal 2011.

        Also, consistent with the reasons discussed above in the section captioned "Long-Term Equity-Based Compensation", in March 2011, the Compensation Committee awarded to Mr. Hyatt 100,000 restricted stock units.

Tax Information

        The Company has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the deductibility of compensation paid to each of the Chief Executive Officer and next three most highly compensated executive officers at the end of any fiscal year (other than the Chief Financial Officer) to the extent such compensation exceeds $1 million in any year and does not otherwise qualify for an exception. The Company's deduction for executive compensation provided during 2010 was not limited by Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. In the future, the Compensation Committee will continue to monitor the deductibility of its executive compensation.

No Stock Ownership Requirements

        The Company does not currently require named executive officers or other executive officers of the Company to acquire or hold a specified number of shares of Company common stock. The Company encourages named executive officers and other executive officers of the Company to retain the shares of stock awarded under the Company's stock incentive plans, including any shares received upon the exercise of stock options. However, the Company does permit executive officers and other management employees of the Company to sell a portion of their vested shares for payment of taxes and exercise costs, personal or family emergencies, or special purposes, such as purchasing a home, college tuition for children, financial and estate planning, or other similar purposes.

Change-In-Control Arrangements

  Stock Incentive Plans

        In accordance with the Company's stock incentive plans, in the event of a change in control of the Company, all unvested stock options, shares of restricted stock and restricted stock units previously awarded to the executive officers (and all other employees) would automatically become fully vested.

  James Hyatt, Chief Executive Officer and President

        In September 2007, the Company entered into an employment agreement with Mr. Hyatt, Chief Executive Officer and President, as amended in December, 2008, which provides for certain additional benefits if his employment is terminated without cause following a change in control of the Company. This agreement is intended to provide for continuity of management in the event of a change in control. The agreement does not provide for severance payments solely upon a change in control.

        The terms of Mr. Hyatt's employment agreement are described below in the narrative following the "Summary Compensation Table". The estimated payments and benefits to Mr. Hyatt following termination of his employment without cause following a change in control of the Company, as determined as of December 27, 2010, are included below in the compensation table captioned "Estimated Payments and Benefits Following a Change in Control".

  Other Executive Officers

        In December 2008, the Company entered into Change in Control Severance Agreements with Mr. Koziel, Chief Financial Officer, Vicki Baue, Vice President, General Counsel, and Chief Compliance Officer, Becky Iliff, Vice President People, and Paul Bower, Senior Vice President and Chief Development Officer, which provide for certain payments and benefits if their employment is terminated without cause following a change in control of the Company. These agreements are intended to provide for continuity of management in the event of a change in control. The agreements do not provide for severance payments solely upon a change in control. The Compensation Committee believed it was appropriate to enter into these agreements due to the review of strategic alternatives announced in November 2008.

        The terms of their Change in Control Severance Agreements are described below in the narrative following the "Summary Compensation Table". The estimated payments and benefits to the executive officers following termination of their employment without cause after a change in control of the Company, as determined as of December 27, 2010, are included below in the compensation table captioned "Estimated Payments and Benefits Following a Change in Control".

 EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION

        The following table summarizes compensation awarded to, earned by, or paid by the Company to its named executive officers for each of the last three completed fiscal years and one additional individual who would have been included in this summary but for the fact that he was not serving as executive officers of the Company as of December 27, 2010.

Summary Compensation Table

Name	Year	Salary ($)	Stock Awards ($)(1)	Options Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Grand Total
James Hyatt,	2010	591,923	241,900	—		12,017	845,840
President and Chief	2009	582,692	407,700	—	—	14,332	1,004,724
Executive Officer	2008	600,000	502,200	—	—	25,313	1,127,513
William Koziel,	2010	257,980	89,371	—	—	—	347,351
Chief Financial	2009	253,956	147,360	5,674	—	905	407,895
Officer, Secretary &	2008	261,038	171,525	8,701	—	2,412	443,676
Treasurer
Vicki Baue,	2010	202,240	16,243	—	—	—	218,483
Vice President & General	2009	199,086	42,860	10,847	—	—	252,793
Counsel, CCO, CLO &	2008	203,270	67,025	15,274	—	—	285,569
Ass't Secretary
Becky Iliff,	2010	192,622	8,122	—	—	—	200,744
Vice President of People	2009	189,617	33,278	—	—	1,352	224,247
	2008	193,519	39,150	—	—	4,009	236,678
Paul Bower,	2010	221,971	38,255	—	—	—	260,226
Senior Vice President	2009	220,680	28,700	—	—	1,558	250,938
and Chief Development	2008	160,962	47,833	—	—	1,038	209,833
Officer(3)

(1)
The amount in this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock and restricted stock unit awards granted during the fiscal year. The fair value of these awards has been determined based on the assumptions set forth in the Company's Note on "Stock-Based Employee Compensation" included in the Company's Consolidated Financial Statements as reported on Form 10-K. Additional information regarding the size of the awards is set forth in the notes to the "Grants of Plan-Based Awards" and "Outstanding Equity Awards" tables. In December 2008, James Hyatt elected to exchange 265,000 unvested shares of restricted stock for deferred restricted stock units, representing an equivalent number of shares of common stock and subject to the same vesting conditions.

(2)
The amounts in this column are comprised of the items set forth below in the table captioned "All Other Compensation".

(3)
Paul Bower voluntarily resigned his employment and all offices and positions with the Company on March 18, 2010. In accordance with the terms of the Company's Omnibus Plan under which his restricted stock was granted, Mr. Bower's unvested shares of restricted stock (36,000 shares) were forfeited and cancelled.

        The table set forth below lists the elements of "All Other Compensation" included in the Summary Compensation Table above:

All Other Compensation

Name	Fiscal Year	Health Insurance Premiums ($)	Employer's Contribution to the Company's Savings Plan ($)(a)	Total ($)
James Hyatt(b)	2010	12,017	—	12,017
William Koziel	2009	—	—	—
Vicki Baue	2009	—	—	—
Paul Bower	2009	—	—	—
Becky Iliff	2009	—	—	—

(a)
Named executive officers are eligible to participate in the Company's 401(k) plan at the same rate that all other full-time employees are eligible to participate. Until April 2009, the Company matched employee contributions to the Company's 401(k) plan. As of April 2009, the Company suspended the Company match of employee contributions to the Company's 401(k) plan, and there were no Company matches of employee contributions to the plan in 2010.

(b)
Pursuant to the terms of Mr. Hyatt's employment agreement, the Company pays 100% of his single and child/spouse/family healthcare premiums.

Executive Officer Agreements

        Employment Agreement with James Hyatt.    On September 15, 2007, we entered into an employment agreement with James Hyatt to serve as the Company's Chief Executive Officer and President, which was amended on December 18, 2008. Pursuant to terms of this employment agreement, we agreed to pay Mr. Hyatt an annual base salary of $600,000. He also has the ability to earn an annual cash incentive (bonus) of up to 100% of his annual base salary based upon the attainment of performance goals established by the Compensation Committee in consultation with Mr. Hyatt. After execution of his employment agreement, pursuant to its terms, we granted to Mr. Hyatt an initial grant of 275,000 shares of the Company's common stock pursuant to the Omnibus Plan. He also received a sign-on grant of 200,000 shares of Common Stock pursuant to the Omnibus Plan. Mr. Hyatt was also eligible to receive annual grants of up to 100,000 shares of common stock for each of fiscal years 2008, 2009 and 2010, and he will be eligible to receive an annual grant of up to 100,000 shares for fiscal year 2011 based upon the attainment of performance goals established annually by the Compensation Committee in consultation with Mr. Hyatt. Each such grant would be granted pursuant to the Omnibus Plan and would vest 20% immediately on the date of grant and 20% annually on the anniversary of the grant date over the next four years, provided that Mr. Hyatt is continuously employed by the Company from and after the grant date and through each such anniversary date. All shares of common stock become fully vested upon the earlier of a "change in control" (as defined in the employment agreement), Mr. Hyatt's death or total disability (in accordance with the terms of the Omnibus Plan) or the occurrence of the termination events described below. Mr. Hyatt will be entitled to health benefits (at the Company's expense) and life and long-term disability insurance in amounts standard for all of the Company's executives. Mr. Hyatt's agreement includes customary non-competition and non-solicitation provisions.

        Employment Agreement with William Koziel.    On August 17, 2005, the Company entered into an oral employment agreement with Mr. Koziel. Pursuant to the terms of this agreement, Mr. Koziel will serve as Chief Financial Officer and will be paid an annual base salary of $250,000. He will be eligible to receive an annual performance cash incentive (bonus) of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. Mr. Koziel entered into a confidentiality and non-compete agreement that includes customary non-competition and non-solicitation provisions. Mr. Koziel's employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

        Employment Agreement with Vicki Baue.    In February 2007, the Company entered into an amended oral employment agreement with Vicki Baue to serve as the Vice President and General Counsel and Chief Compliance Officer and Chief Legal Officer of the Company. Pursuant to the terms of this agreement, as amended, Ms. Baue will receive an annual base salary of $205,000. She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. She entered into a confidentiality and non-solicitation agreement that includes customary non-solicitation provisions. Ms. Baue's employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

        Employment Agreement with Becky Iliff.    In November, 2005 the Company entered into an oral employment agreement with Becky Iliff to serve as Vice President People. Pursuant to the terms of this agreement, Ms. Iliff will receive an annual base salary of $195,250. She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. She entered into a confidentiality and non-solicitation agreement that includes customary non-competition and non-solicitation provisions. Ms. Iliff's employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

2010 Grants of Plan Based Awards

        The following table provides additional information about stock and stock option awards and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended December 27, 2010.

Name	Grant Date	Estimated Potential Pay Out under Non- equity Incentive Plan Awards: Target ($)(2)	Actual Pay Out under Non- equity Incentive Plan Awards: ($)(3)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)
James Hyatt	—	600,000	—	200,000	182,000
William Koziel	—	130,750	—	77,500	70,525
Vicki Baue	—	61,500	—	30,000	27,300
Becky Iliff	—	58,575	—	25,500	23,205
Paul Bower	—	67,500	—	30,000	27,300

(1)
These shares of restricted stock and restricted stock units were awarded under the Omnibus Plan.

(2)
These amounts reflect the amount of annual cash incentives that could have been awarded to the named executive officers in fiscal 2010 for fiscal 2009 performance.

(3)
There were no annual cash incentives awarded to named executive officers in fiscal 2010 for fiscal 2009 performance.

(4)
Restricted stock units were awarded to Mr. Hyatt in fiscal 2010 for fiscal 2009 performance, and shares of restricted stock was awarded to the other named executives in fiscal 2010 for fiscal 2009 performance.

        Shares of restricted stock granted under the Omnibus Plan generally vest 20% on the grant date and 20% annually thereafter on the next four anniversaries of the grant date, subject to continued employment by the Company. Grantees have all of the rights of stockholders with respect to restricted stock voting and dividend rights, subject to the terms of the Omnibus Plan.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table provides information about outstanding equity awards, including the vesting schedules, at December 27, 2010 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year End

			Option Awards(2)				Stock Awards(3)(4)
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested ($)
James Hyatt	9/15/2007		—	—	—	—	55,000	64,895
	3/9/2010						160,000	188,784
William Koziel	8/23/2004	(a)	50,000	—	4.70	8/23/2014	—	—
	8/23/2004	(b)	14,978	—	4.70	8/23/2014	—	—
	12/31/2004		14,978	—	6.05	12/31/2014	—	—
	3/9/2010		—	—	—	—	62,000	73,154
Vicki Baue	10/20/2004		25,000	—	5.20	10/20/2014	—	—
	3/9/2010		—	—	—	—	24,000	28,318
Becky Iliff	3/9/2010		—	—	—	—	20,400	24,070
Paul Bower	4/7/2008						20,000	598
	3/9/2010						24,000	28,318

(1)
For a better understanding of the information disclosed in this table, we have included an additional column showing the grant date of the stock options and shares of restricted stock or restricted stock units. Future vesting of stock options and shares of restricted stock or restricted stock units is contingent upon the employee being continuously employed by the Company through each applicable vesting date (as set forth in the tables below). In accordance with the terms of the plans under which the stock options and shares of restricted stock or restricted stock units were granted, employees forfeit all stock options, restricted stock and restricted stock units previously awarded and remaining unvested on the date of termination of employment.

(2)
Stock options become exercisable based upon the following vesting schedules:

Grant Date	Stock Option Vesting Schedules
8/23/2004(a)	25% on grant date and 25% annually on anniversary of grant date over 3 years
8/23/2004(b)	20% annually on anniversary of grant date over 5 years
10/20/2004	20% annually on anniversary of grant date over 5 years
12/31/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years

(3)
Restricted stock units vest based upon the following vesting schedules:

Grant Date	Restricted Stock Units Vesting Schedule
9/15/2007(a)	20% on grant date and 20% annually on anniversary of grant date over 4 years
(4)
Shares of restricted stock vest based upon the following vesting schedules:

Grant Date	Restricted Stock Vesting Schedule
4/07/2008	20% on grant date and 20% annually on anniversary of grant date over 4 years
3/09/2010	20% on grant date and 20% annually on anniversary of grant date over 4 years

2010 Stock Vested

        The following table provides additional information about the value realized by the named executive officers' stock awards vesting during the fiscal year ended December 27, 2010. No stock option exercises occurred during such year.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James Hyatt	—	—	95,000	85,900
William Koziel	—	—	33,000	32,555
Vicki Baue	—	—	8,500	7,710
Becky Iliff	—	—	5,100	4,641
Paul Bower	—	—	16,000	14,760

(1)
The value of these awards has been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.

Pension Benefits

        The Company does not offer qualified or non-qualified defined benefit plans to its executive officer or employees.

Non-Qualified Deferred Compensation

        The Company does not offer non-qualified defined contribution or other non-qualified deferred compensation plans to its executive officers or employees.

Potential Payments Upon Termination or Change-in-Control

        There are potential costs associated with a change in control of the Company or termination of employment of certain named executive officers.

Compensation Arrangements Upon Change-in-Control or Termination Without Cause After Change-in-Control

        Upon termination of employment (without cause) after a change-in-control of the Company (as defined below), severance benefits may be paid to James Hyatt in accordance with his employment agreement and to William Koziel, Vicki Baue, Paul Bower and Becky Iliff in accordance with their change in control severance agreements (each as described below).

        Upon termination of employment without cause due to a change-in-control of the Company, or termination without cause after a change-in-control of the Company, severance payments and reimbursement for continuation of medical and health benefits under COBRA may be paid to Mr. Hyatt in accordance with his employment agreement and to Mr. Koziel, Ms. Baue, Mr. Bower and Ms. Iliff in accordance with their respective change-in-control severance agreements with the Company, as described below.

        Solely due to a change-in-control of the Company (whether or not their employment is terminated), all unvested shares of restricted stock, restricted stock units and stock options previously awarded to the named executive officers (and to all other employees) would automatically vest.

  James Hyatt, Chief Executive Officer and President

        Under the terms of Mr. Hyatt's employment agreement, if his employment is terminated without cause following a change in control of the Company, Mr. Hyatt would be paid his then-current base salary for a period of 12 months, payable in accordance with the Company's regular payroll practices, as severance. Additionally, pursuant to an amendment to his employment agreement entered into in December 2008, Mr. Hyatt would be reimbursed for the premiums to continue medical and health benefits pursuant to COBRA for up to 12 months following the termination of his employment without cause after a change-in-control of the Company.

        The estimated payments and benefits to Mr. Hyatt following the termination of his employment without cause following a change in control of the Company, as determined as of December 27, 2010, are included below in the compensation table captioned "Estimated Payments and Benefits Following a Change in Control".

  Other Executive Officers

        Under the terms of the Change in Control Severance Agreements of the executive officers (other than Mr. Hyatt), if the executive's employment is terminated without cause following a change in control of the Company, the executive would continue to be paid his or her then-current base salary as severance, for the period of time specified in the executive's agreement. Additionally, the executives would be reimbursed for the premiums to continue their medical and health benefits pursuant to COBRA, for the period of time of time specified in their respective agreements. The time periods for which their severance and COBRA premiums may be paid, following the termination of their employment without cause after a change-in-control of the Company, are as follows:

  •
  Mr. Koziel and Ms. Baue: 12 months; and

  •
  Mr. Bower and Ms. Iliff: 9 months.

        The estimated payments and benefits to these executives following the termination of their employment without cause after a change in control of the Company, as determined as of December 27, 2010, are included above in the compensation table captioned "Estimated Benefits Upon or Following a Change in Control".

  Change-in-Control Defined

        Pursuant to the terms of Mr. Hyatt's employment agreement and the terms of the other named executives' change in control severance agreements, a change in control of the Company is generally defined as follows:

    The date on which the earlier of the following events occur: (i) either (A) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act of more than 50% of the outstanding capital stock of Così entitled to vote for the election of directors ("Voting Stock"); or (B) the merger or consolidation of Così with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Così immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity, and in addition to (A) or (B), (C) as a result of an event described in (A) or (B), the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that "Change in Control" will not include any event described in clauses (i) through (iii) above (A) in which the executive is a member of the acquiring group or an officer or owner of the acquiring entity or (B) if following such event, the executive continues employment as a senior executive of Così.

        The estimated payments and benefits to named executive officers following a change-in-control of the Company, as determined as of December 27, 2010, are summarized in the following table.

Estimated Benefits Upon or Following a Change in Control

	Early Vesting of Stock Options(1)(2)		Early Vesting of Shares or Units of Stock(2)		Severance Payments(3)	COBRA(3)
Name	#	($)	#	($)	($)	($)
James Hyatt	—	—	215,000	253,679	600,000	11,614
William Koziel	—	—	62,000	73,154	261,500	17,354
Vicki Baue	—	—	24,000	28,318	205,000	5,659
Becky Iliff	—	—	20,400	24,070	146,438	4,244
Paul Bower	—	—	44,000	51,916	168,750	13,015

(1)
The values in this table are based on the closing price of the Company's stock on December 27, 2010.

(2)
Solely due to a change in control of the Company, all unvested shares of stock, unvested stock options and unvested restricted stock units previously awarded would automatically vest.

(3)
Severance payments and reimbursement for COBRA premiums would be payable to these named executive officers upon termination of their employment without cause following a change in control.

Compensation Arrangements for Termination of Employment Without Cause (other than Change in Control)

        Upon termination of Mr. Hyatt's employment without cause not related to a change in control of the Company, or Mr. Hyatt's termination of his employment for good reason (as defined in his employment agreement), severance benefits may be paid to him in accordance with his employment agreement. Additionally, upon any such termination, the Company would be required to deliver to Mr. Hyatt shares in settlement of his vested restricted stock units, payable as soon as practicable but not more than 90 days after the date such termination occurs, subject to applicable law.

        The other named executive officers are not covered under severance agreements (other than termination without cause related to a change in control) or a general severance plan, and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

        James Hyatt.    The initial term of Mr. Hyatt's employment pursuant to his employment agreement is five years, subject to automatic renewal for additional successive three-year renewal options unless the Company provides Mr. Hyatt with at least 30 days' written notice of non-renewal. Mr. Hyatt's employment may be terminated by either party at any time for any reason. However, in the event his employment with the Company is terminated (i) by the Company without cause (as defined in his agreement), (ii) by Mr. Hyatt for good reason (as defined in his agreement), or (iii) due to Mr. Hyatt's death or total disability (as defined in his agreement), all shares of stock and stock units previously awarded to Mr. Hyatt but unvested would immediately vest at the time of such termination.

        In addition to the accelerated vesting described above, in the event Mr. Hyatt's employment is involuntarily terminated by the Company without cause or by Mr. Hyatt for good reason, he would continue to receive his then-current base salary as severance for a period of 12 months, and he would be reimbursed for the premiums to continue his medical and health benefits pursuant to COBRA for up to 12 months, following the date of termination of his employment.

        The estimated costs following termination without cause (other than due to a change in control) (as defined in his employment agreement), or termination by Mr. Hyatt for good reason (as defined in his employment agreement), determined as of December 27, 2010, are summarized in the following table:

	Early Vesting of Stock Options		Early Vesting of Restricted Stock and Units(1)		Severance Payments(2)	COBRA ($)(2)
Name	#	($)	#	($)	($)	($)
James Hyatt	—	—	215,000	253,679	600,000	11,614

(1)
Based on the closing price of the Company's stock on December 27, 2010.

(2)
Severance payments and reimbursement of COBRA premiums would be payable to James Hyatt upon termination by the Company without cause or by Mr. Hyatt for good reason as reflected in the table above.

  Potential Costs upon Termination for Cause

        Upon termination of employment with cause, named executive officers would be paid salary and benefits accrued through the effective date of termination, representing earned but unpaid base salary and any accrued but unused vacation, and all unvested shares of restricted stock and stock options previously granted would be forfeited as of the effective date of such termination. Additionally, the Company would be required to deliver shares to Mr. Hyatt in settlement of his vested restricted stock units, as soon as reasonably practicable, but not more than 90 days, after the occurrence of such termination, subject to applicable law.

  Payments upon Death

        Under our benefits program, all of our eligible employees, including the named executive officers, receive basic life insurance in an amount equal to one times their annual base salary up to a maximum amount of $150,000, and they have the option to purchase additional life insurance in an amount that, together with their basic life insurance, does not exceed $500,000. Upon death, all unvested shares of restricted stock and restricted stock units previously granted would automatically fully vest.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information as of December 27, 2010, with respect to the Company's equity-based compensation plans under which shares of the Company's common stock may be issued.

Equity Compensation Plan Information(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by stockholders	542,977	$9.70	1,431,845
Equity compensation plans not approved by stockholders	None	None	None

Total	542,977	$9.70	1,431,845

(1)
The information in this chart is determined as of December 27, 2010.

(2)
The totals in this column reflect outstanding stock options, as the Company has not granted warrants or rights to employees.

(3)
The totals in this column pertain to the Omnibus Plan which was approved by stockholders and implemented in May 2005. There are no other long-term incentive plans applicable to employees in effect as April 7, 2011.

TRANSACTIONS WITH RELATED PERSONS

        No director, executive officer or stockholder who is known to the Company to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of such director, executive officer or stockholder, has a direct or indirect material interest in any transaction since the beginning of fiscal 2010, or any currently proposed transaction, in which the Company or one of its subsidiaries is a party and the amount involved exceeds $120,000.

        The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $50,000 in any fiscal year; (ii) the Company is a participant and (iii) any "related person" (defined as a director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company's General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Audit Committee. The Audit Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Audit Committee, and the Audit

Committee will evaluate all options available, including ratification, amendment or termination of the transaction.

        The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company's proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company's proxy statement if he or she was a "named executive officer" and the Company's Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company's proxy statement; (iv) any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

        The Company's executive management team approved the above policy in April 2007. Although not previously set forth in a written policy, the Company has followed the above approval procedures when considering all related person transactions in the past.

INDEMNIFICATION

        We indemnify our directors and elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their services to the Company. This indemnification is required under our By-laws, and we have also entered into indemnification agreements with those individuals contractually obligating us to provide this indemnification to them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Così's directors, executive officers, and 10% stockholders to file reports of ownership and reports of changes in ownership of Così's common stock and other equity securities with the SEC and The NASDAQ Global Market. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Così believes that during fiscal 2010, Così's directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than late filing of Forms 3 and 4 by each of the following individuals: Mark Demilio (two Form 4s, two transactions), Creed Ford (two Form 4s, two transactions), Robert Merritt (one Form 4, one transaction), Michael O'Donnell (two Form 4s, two transactions), Karl Okamoto (two Form 4s, two transactions), William Koziel (one Form 4, one transaction), and Ronald J. Juvonen c/o Downtown Associates L.L.C. ((one Form 4, one transaction).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee makes all compensation decisions required to be made by the Compensation Committee pursuant to the Compensation Committee's Charter. The current members of the Compensation Committee are Messrs. O'Donnell and Okamoto, as Chair. None of the Compensation Committee members has served as an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II.    PROPOSAL NUMBER TWO—RATIFICATION OF AUDITORS

        The Board of Directors has appointed the firm of BDO USA, LLP to be the Company's independent registered public accounting firm for the fiscal year ended December 27, 2010, and recommends to stockholders that they vote for ratification of that appointment.

        BDO USA, LLP has served in this capacity since August 11, 2004. A representative of BDO USA, LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

        The appointment of the independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors of Così and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Così will need, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.

        Before making its recommendation to the Board of Directors for appointment of BDO USA, LLP, the Audit Committee carefully considered that firm's qualifications as the Company's independent registered public accounting firm, which included a review of BDO USA, LLP's performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO USA, LLP in these respects.

        The Company is asking its stockholders to ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of BDO USA, LLP to stockholders for ratification because the Company values its stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. If ratification is not obtained, the Audit Committee intends to continue the engagement of BDO USA, LLP at least through the end of the 2011 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The Board of Directors recommends a vote "FOR" ratification of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2012.

 INDEPENDENT AUDITORS

Audit and Non-Audit Fees

        The following table presents the aggregate fees billed for professional services rendered by BDO USA, LLP in fiscal years 2010 and 2009. Other than as set forth below, no professional services were rendered or fees billed by BDO USA, LLP during fiscal years 2010 and 2009.

	BDO USA, LLP
	FY 2010 Total	FY 2009 Total
Audit Fees(1)	$253,593	$312,986
Audit-Related Fees(2)	$13,125	$13,522
Tax Fees(3)	$50,350	$53,965
All Other Fees	$—	$—

TOTAL	$317,068	$380,473

(1)
Audit fees consist of professional services rendered for the audit of the Company's consolidated annual financial statements and the reviews of the Company's quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, review of the Annual Franchise Disclosure Document in connection with state franchise registrations, and the issuance of comfort letters, consents, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of professional services rendered for the audit of the Company's 401(k) plan.

(3)
Tax fees consist of fees for professional services rendered to the Company for tax compliance, tax advice and tax planning, including a study relating to Section 382 of the Internal Revenue Code of 1986, as amended, with respect to the availability of certain tax benefits.

Pre-Approved Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal-control related services, tax services and other services.

        Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Exchange Act. The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services and other services.

        Prior to engaging BDO USA, LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the above services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO USA, LLP's independence in the conduct of its auditing services.

        The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Before engagement of the independent registered public accounting firm for the next year's audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

  1.
  Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

  2.
  Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and, special procedures required to meet certain regulatory requirements.

  3.
  Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

  4.
  Other Services are those associated with services not captured in the other categories. The Company generally doesn't request such services from the independent registered public accounting firm.

        Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 OTHER MATTERS

        The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A copy of Così's Annual Report, which incorporates its Form 10-K for the fiscal year ended December 27, 2010, including audited financial statements set forth therein, was sent to all stockholders of Così along with this Proxy Statement.

SOLICITATION OF PROXIES

        The proxy accompanying this Proxy Statement is solicited by the Così Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Così, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Così may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Così.

 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

        In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the Company's 2012 Annual Meeting of Stockholders must submit such proposal to Così no later than December 17, 2011.

        In addition, Così's By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2012 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder's stock ownership and identity, to Così's Secretary not earlier than January 9, 2012, nor later than February 8, 2012. However, in the event that the 2011 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2011 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2011 Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs. If the Company does not receive timely notice, the proxy holders will vote on the matter, if presented at the meeting, in their discretion.

By order of the Board of Directors,

Mark Demilio Chairman of the Board

Dated: April 15, 2011.

 EXHIBIT A

COSÌ, INC.
BOARD OF DIRECTOR CANDIDATE GUIDELINES

        The Nominating/Corporate Governance Committee of Così, Inc. ("Corporation") identifies, evaluates and recommends candidates to become members of the Board of Directors ("Board") with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation's stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

  •
  Candidates must be independent pursuant to the requirements of the National Association of Security Dealers ("NASD").

  •
  Candidates should be at least 21 years of age.

  •
  Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

  •
  Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

  •
  Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an "audit committee financial expert," as defined by the Securities and Exchange Commission.

  •
  Candidates should have knowledge of the Corporation and issues affecting the Corporation.

  •
  Candidates should be committed to enhancing stockholder value.

  •
  Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

  •
  Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

  •
  Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.

  •
  Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

  •
  Candidates should be able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Corporation.

ANNUAL MEETING OF STOCKHOLDERS OF COSi, INC. May 17, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at www.getcosi.com in the Investor Info section Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10030000000000000000 3 051711 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. Election of Director: NOMINEE: FOR THE NOMINEE Robert Merritt WITHHOLD AUTHORITY FOR THE NOMINEE 2. Ratification of BDO USA, LLP, as the Company’s independent registered public accounting firm. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Please sign exactly as your name or names appear on this Proxy. When shares are hold jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duty authorized office, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COSi, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mark Demilio and James Hyatt, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Cosi, Inc. (“Cosi” or the “Company”) to be held at the Cosi, Inc. Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015, on May 17, 2011, at 8:00 am. Central Time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Cosi shown on the other side of this card with all the powers the undersigned would possess if personally thereat. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NAMED NOMINEES AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSI SOLICITING PROXIES FOR THE 2011 ANNUAL MEETING. All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 17, 2011
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Owners of More Than 5% Stock
CORPORATE GOVERNANCE
NOMINATION PROCESS
COMPENSATION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION
Summary Compensation Table
All Other Compensation
Outstanding Equity Awards at Fiscal Year End
Option Exercises and Stock Vested
Estimated Benefits Upon or Following a Change in Control
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information(1)
TRANSACTIONS WITH RELATED PERSONS
INDEMNIFICATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT AND FINANCIAL STATEMENTS
SOLICITATION OF PROXIES
STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING
EXHIBIT A
COSÌ, INC. BOARD OF DIRECTOR CANDIDATE GUIDELINES